Exhibit 99.1

Mountain Crest Acquisition Corp Stockholders Approve Business Combination with Playboy Enterprises, Inc.

Trading Under New Ticker Symbol “PLBY” Expected to Begin Thursday, February 11, 2021

New York, NY - February 9, 2021- Mountain Crest Acquisition Corp (NASDAQ: MCAC) (“Mountain Crest”), a publicly traded special purpose acquisition company, announced today that in a special meeting of stockholders on February 9, 2021, its stockholders voted to approve its proposed business combination (the “business combination”) with Playboy Enterprises, Inc. (“Playboy”), owner of one of the largest and most recognizable lifestyle brands in the world.

The business combination is expected to close on February 10, 2021, subject to the satisfaction of certain customary closing conditions. As part of the consummation of the business combination, Mountain Crest will change its name to “PLBY Group, Inc.” Trading on The Nasdaq Global Market, under the new ticker symbol “PLBY,” is expected to begin on February 11, 2021.

“We are thrilled by the overwhelming support from the Mountain Crest stockholders, who we hope are as excited as we are about Playboy’s return to the U.S. capital markets. This week we will officially become PLBY Group, Inc., and start trading under our new ticker, PLBY, marking a momentous occasion for one of the world’s most iconic brands. We’re thrilled to begin the next chapter of our company’s growth story and committed to delivering long-term value for our stockholders,” said Ben Kohn, CEO of Playboy.

Dr. Suying Liu, Chairman and Chief Executive Officer of Mountain Crest Acquisition Corp, commented, “I am grateful for the support of all of our stockholders, and excited by the opportunity to partner with Ben and the whole Playboy team on the next stage of growth for this iconic, global business.”

About Playboy

Playboy is one of the largest and most recognizable global lifestyle platforms in the world, with a strong consumer business focused on four categories comprising The Pleasure Lifestyle: Sexual Wellness, Style & Apparel, Gaming & Lifestyle and Beauty & Grooming. Under its mission of Pleasure for All, the 67-year-old Playboy brand drives more than $3 billion in global consumer spend and sells products across 180 countries. Playboy is one of the most iconic brands in history.

About Mountain Crest Acquisition Corp

Mountain Crest Acquisition Corp is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Mountain Crest Acquisition Corp's efforts to identify a prospective target business was not limited to a particular industry or geographic region, although the Company focused on operating businesses in North America. Visit https://www.mcacquisition.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Mountain Crest’s and Playboy’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Mountain Crest’s and Playboy’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement (the “Agreement”) or could otherwise cause the transaction to fail to close; (2) the outcome of any legal proceedings that may be instituted against Mountain Crest and Playboy following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Mountain Crest and certain regulatory approvals, or to satisfy other conditions to closing in the Agreement; (4) the impact of COVID-19 pandemic on Playboy’s business and/or the ability of the parties to complete the proposed business combination; (5) the inability to obtain or maintain the listing of Mountain Crest’s shares of common stock on Nasdaq following the proposed business combination; (6) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (7) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of Playboy to grow and manage growth profitably, and retain its key employees; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the possibility that Mountain Crest or Playboy may be adversely affected by other economic, business, and/or competitive factors; (11) risks relating to the uncertainty of the projected financial information with respect to Playboy; (12) risks related to the organic and inorganic growth of Playboy’s business and the timing of expected business milestones; (13) the amount of redemption requests made by Mountain Crest’s stockholders; and (14) other risks and uncertainties indicated from time to time in the final prospectus of Mountain Crest for its initial public offering and the definitive proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in Mountain Crest’s other filings with the SEC. Mountain Crest cautions that the foregoing list of factors is not exclusive. Mountain Crest and Playboy caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Mountain Crest and Playboy do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investors: PlayboyIR@icrinc.com

Media: PlayboyPR@icrinc.com